Exhibit 10.33

(Bank of America Letterhead)

Effective as of May 28, 2014	May 19, 2014

Middlesex Water Company

1500 Ronson Road

Iselin, New Jersey 08830

Attention: Mr. Bruce O’Connor, Vice President and Chief Financial Officer

Re: Extension of Maturity Date

Dear Mr. O’Connor:

Reference is made to the Master Promissory Note, dated February 2, 2009 (the “Note”), in the original maximum principal amount of Twenty Five Million and 00/100 Dollars ($25,000,000), executed by Middlesex Water Company, a New Jersey corporation (the “Borrower”) and delivered to Bank of America, N.A. (the “Bank”), and the Uncommitted Line of Credit Letter Agreement, dated February 2, 2009, between the Borrower and Bank (the “Letter Agreement”). The Note, Letter Agreement, and any and all other documents, instruments, and agreements executed in connection therewith are referred to herein as the “Loan Documents”. Capitalized terms used herein shall have the meaning ascribed to them in the Loan Documents.

The Borrower has requested that the Note, the Letter Agreement and all documents, instruments, agreements and amendments that evidence, govern or secure the Note ( together with the Note , and the Loan Documents) be modified for the purpose of extending the Maturity Date (as such term is defined in the Loan Documents) and the Bank has agreed to such extension.

The Bank agrees that the Maturity Date as set forth in the Note shall be extended from May 28, 2014 to May 27, 2015.

Upon (a) the execution and delivery of this Letter Agreement by the Borrower and (b) receipt by the Bank of any unpaid payments under the Loan Documents, if any, through but not including the date of the execution and delivery of this letter and the extension set forth in this letter shall be effective and enforceable against the Borrower. Nothing herein contained or implied shall be construed as a waiver of any other provision of the Loan Documents or any other document executed in connection with the Loan Documents or a waiver of any presently existing or future default in the non-payment of principal and/or interest or any other amounts due under the Loan Documents.

The Borrower hereby warrants and represents that the representations and warranties contained in the Loan Documents continue to be true and correct and that no event of default, and no event which with the giving of notice or lapse of time or both would become an event of default, has occurred or is continuing under the Loan Documents. The Borrower acknowledges that as of the date hereof there are no offsets, defenses, claims, counterclaims, charges or deductions of any nature against amounts due and owing under the Note or against the Bank or any of its officers, directors or employers.

The Borrower hereby ratifies and confirms all respects and without condition all of the terms and provisions of the Loan Documents, as modified herein, as applicable, and each agrees that said terms and provisions, except to the extent expressly modified herein, continue in full force and effect.

This letter shall be binding upon the Borrower and each endorser and guarantor of the Loan Documents and their respective successors, heirs and assigns and shall inure to the benefit of the Bank and its successors and assigns. This Agreement shall take effect as a sealed instrument and shall be governed by the laws of the State of New Jersey

In no event shall this letter agreement constitute or be construed as a waiver or release of the obligations of any maker, guarantor, endorser or other person liable for the Borrower’s obligations under the Note, and the obligations of such parties shall remain in full force and effect.

If this letter extending the Maturity Date is acceptable, please acknowledge below and return the acknowledged copy to me.

If you have any questions, please contact me.

Sincerely,

BANK OF AMERICA, N.A.

By:	/s/Dilcia P. Hill
Name: Dilcia P. Hill
Title: Vice President

This letter is agreed to by:

WITNESS:	MIDDLESEX WATER COMPANY

By:/a/Jay Kooper	By: /s/A. Bruce O’Connor
Name: Jay Kooper	Name: A. Bruce O’Connor
Title Vice President, General Counsel &	Title VP, Treasurer & CFO
Secretary

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